Exhibit 10.115

                                                       as of April 1, 2003

BXG Receivables Note Trust 2001-A
c/o Wilmington Trust Company
Rodney Square North
1100 N. Market Street
Wilmington, DE  19890

                      Re: Asset Backed Notes, Series 2001-A

Ladies and Gentlemen:

            Reference is made to (i) that certain Amended and Restated Note Purchase Agreement (the "Note Purchase Agreement"), dated as of the date hereof, by and among BXG Receivables Note Trust 2001-A, as Issuer (the "Issuer"), Bluegreen Receivables Finance Corporation V, as Depositor (the "Depositor"), Bluegreen Corporation, as Seller and Servicer ("Bluegreen"), the Purchasers party thereto and the undersigned ING Capital LLC ("ING"), as Agent, relating to your Asset Backed Notes, Series 2001-A, and (ii) that certain Fee Letter (the "Fee Letter"), dated as of April 17, 2002 by ING to the Issuer and Bluegreen. Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Note Purchase Agreement, the Fee Letter or the Amended and Restated Sale and Servicing Agreement (the "Sale and Servicing Agreement"), dated as of April 17, 2002, by and among the Depositor, the Issuer, the Depositor, Bluegreen, Concord Servicing Corporation, as Backup Servicer and U.S. Bank National Association (formerly known as U.S. Bank Trust National Association), as Indenture Trustee and Custodian.

            1. Pursuant to Section 2.2(d) of the Note Purchase Agreement, you are hereby notified that each Purchaser has agreed and by execution hereof, confirms such agreement, to extend the Commitment Expiration Date from April 16, 2003 to July 23, 2003.

            2. The "Utilization Fee" in the Fee Letter is hereby amended and restated to read as follows:

            "Utilization Fee. A utilization fee (the "Utilization Fee") shall be payable on each Payment Date, in an amount equal to the product of (i) the product of (A) a fraction, the numerator of which is 1.25% and the denominator of which is 360 and (B) the number of days elapsed in the Collection Period immediately preceding such Payment Date and (ii) the average daily Note Principal Balance for the immediately preceding Collection Period. The Utilization Fee shall be paid pursuant to Section 3.2 of the Sale and Servicing Agreement."

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            3. Other than as specified in paragraphs 1 and 2 above, all other terms of the Note Purchase Agreement and Fee Letter shall continue in full force and effect.

            Please signify your agreement to and acceptance of the foregoing by executing this letter agreement in the space provided below.

                                        Very truly yours,

                                        ING CAPITAL LLC,
                                         as Agent and Purchaser

                                        By: /S/ANDREW YUDER
                                            -----------------------
                                            Name: Andrew Yuder
                                            Title: Managing Director

Agreed to and accepted as
of the date first above written:

BXG RECEIVABLES NOTE TRUST 2001-A

By:      Wilmington Trust Company,
          not in its individual capacity, but solely as Owner Trustee

         By: /S/ JEANNE M. OLLER
              --------------------------------------------
             Name:  Jeanne M. Oller
             Title: Financial Services Officer


BLUEGREEN CORPORATION, as Seller and Servicer

By:      /S/ JOHN F. CHISTE
         ------------------
         Name:  John F. Chiste
         Title: Senior Vice President, Treasurer and Chief Financial Officer


Bluegreen Receivables Finance Corporation V, as Depositor

By:      /S/ JOHN F. CHISTE
         ------------------
         Name:  John F. Chiste
         Title: Vice President

cc:    U.S. Bank Trust National Association


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